                                                                   EXHIBIT 10.27


                  AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

     This AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (the "Amendment"), is made and entered into as of November 16, 1998, by and among Merkert American Corporation (formerly known as Monroe, Inc.), a Delaware corporation (the "Buyer"), Rogers-American Company, Inc., a North Carolina corporation (the "Company"), Curtis L. Rogers, Jr., as representative of the Stockholders (the "Stockholders' Representative"), and those individuals identified as Stockholders on the signature pages to this Amendment (each, individually a "Stockholder" and collectively the "Stockholders"). Capitalized terms used herein and not otherwise defined shall have the meaning provided in the Purchase Agreement, as hereinafter defined.

     WHEREAS, the parties hereto are parties to a Stock Purchase Agreement (the "Purchase Agreement"), dated as of May 22, 1998; and

     WHEREAS, the parties hereto desire to amend the Purchase Agreement as provided herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1.  Amendment.  The Purchase Agreement is amended as set forth
                 ---------
below:

     (a) Section 1.2 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Total Consideration.  In consideration of the transfer by the
          -------------------
          Stockholders to Buyer of the Company Shares, Buyer agrees to pay to the Stockholders cash in the aggregate amount of $25,635,000 (the "Total Consideration"). The Total Consideration shall be allocated
          --------------------
          among the Stockholders in the manner set forth in Exhibit B hereto.
                                                            ---------
          The Total Consideration shall, subject to the deposit by Buyer into escrow of the Escrow Amount (as defined in Section 1.8), be paid by Buyer at the Closing by wire transfer to an account which shall be specified by each Stockholder at least three business days prior to the Closing.

     (b) Section 1.3 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Closing.  Unless this Agreement shall have been terminated in
          -------
          accordance with Section 9 hereof, the closing of the transfer of the Company Shares provided for in this Agreement (the "Closing") shall
                                                              -------
          take place at the offices of Goodwin, Procter & Hoar LLP at Exchange Place, 53 State Street, Boston, Massachusetts 02109 commencing at 10:00 a.m. local time on the date on which the conditions to closing set forth in Section 8 hereof are satisfied, or, if applicable, waived, or at such other time, date and place as may be otherwise mutually agreed upon by the Company and Buyer (the "Closing Date"); provided, however, that
                                      ------------    --------  -------
          the Closing Date shall not be after December 31, 1998.

     (c) Section 1.6 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Certain Definition.  For the purposes of this Agreement, the "Code"
          ------------------                                            ----
          shall refer to the Internal Revenue Code of 1986, as amended.

     (d) Section 1.8 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Indemnification Escrow.  On the Closing Date, Buyer shall deposit an
          ----------------------
          amount of cash equal to $1,550,000 (the "Escrow Amount") with an
                                                   -------------
          escrow agent mutually acceptable to Buyer and the Stockholders' Representative (the "Escrow Agent"), to be held, invested and
                               ------------
          distributed by the Escrow Agent in accordance with the terms of an escrow agreement in substantially the form attached hereto as Exhibit
                                                                        -------
          C (the "Escrow Agreement").  The Total Consideration payable to the
          -       ----------------
          Stockholders at the Closing pursuant to Section 1.2 shall be reduced by the Escrow Amount as provided in Exhibit B attached hereto under
                                              ---------
          the column headed "Escrow".

     (e) Section 2.34(b) of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Provided only that Buyer has accurately incorporated any information furnished in writing by the Company to Buyer specifically for inclusion in any registration statement to be filed with the Securities and Exchange Commission (the "SEC"), any prospectus
                                                   ---
          contained in such registration statement, any proxy statement, any private placement memorandum, any offering memorandum or similar disclosure document (each, an "Offering Document"), in connection with
                                         -----------------
          any initial public offering, Rule 144A offering, private placement or any other debt or equity financing (each, an "Offering") by Buyer and
                                                        --------
          has deleted from any Offering Document any statement that the Company has specifically requested in writing be so deleted, (i) at the time any Offering Document becomes effective under the Securities Act of 1933, as amended (the "Securities Act") (if applicable) or is
                                 --------------
          delivered to any prospective purchaser of securities offered by the Buyer, such Offering Document will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) at the time of the commencement and consummation of the Offering, no Offering Document will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 2.34(b) shall not apply to statements in or omissions from any Offering Document relating to any person or entity other than the Company and its officers, directors and stockholders.

     (f)  Section 3.4 of the Purchase Agreement is deleted in its entirety.

     (g) Section 4.2(m) of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Permit Buyer, the managing underwriters or placement agent of any Offering and their respective authorized representatives to have full access to all its properties, assets, records, tax returns, contracts and documents and furnish to Buyer, the managing underwriters or placement agent of any Offering and their respective authorized representatives such financial and other information with respect to its business or properties as they may from time to time reasonably request;

     (h) Section 4.4 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Notification of Certain Matters.  The Company and each of the
          -------------------------------
          Stockholders (each a "Notifying Party") shall give prompt notice to
                                ---------------
          Buyer of (a) the occurrence or non-occurrence of any event that would be likely to cause any representation or warranty of the Notifying Party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any material failure of the Notifying Party to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder and the Company and the Stockholders shall use their best efforts to prevent or promptly remedy the same. Without limiting the foregoing, from time to time prior to the Closing the Company will promptly supplement or amend the Schedules hereto both to correct any inaccuracy in such Schedules when delivered and to reflect any development which, if existing at the date of this Agreement, would have been required to be set forth in the Schedules or which has rendered inaccurate the information contained in such Schedules (each notice furnishing such information being called a "Company Disclosure
                                                             ------------------
          Supplement"), and at least five (5) business days prior to the Closing
          ----------
          the Company will deliver to Buyer a final Company Disclosure Supplement consisting of a complete update of the Schedules hereto as though all representations and warranties contained in Section 2 and
          Section 3 hereof were to be made as of the date of the Closing. In addition, the Company and each of the Stockholders shall promptly notify Buyer in writing if at any time prior to a closing in connection with the Offering it or he shall obtain knowledge of any facts relating to the Company or its officers, directors or stockholders that might make it necessary or appropriate to amend or supplement any Offering Document (or any other document filed with any public official in connection with the Offering) in order to make the statements contained therein not misleading or comply with applicable law. The delivery of any Company Disclosure Supplement or other notice pursuant to this Section 4.4 shall not render correct any representation or warranty that was incorrect when made or limit or otherwise affect the remedies available hereunder to the party receiving such Company Disclosure Supplement or notice.

     (i) Section 4.6 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Cooperation of the Company and Stockholders.  The Company and each of
          -------------------------------------------
          the Stockholders shall (a) cooperate with all reasonable requests of Buyer, Buyer's counsel and accountants in connection with the consummation of the transactions contemplated hereby and (b) execute and deliver such other instruments and take such other actions as may be reasonably required by Buyer or the managing underwriters or placement agent of any Offering in order to carry out the intent of this Agreement and to close the Offering, including without limitation the execution and delivery of customary lock-up agreements, director and officer questionnaires and S-1 questionnaires, subject to the other terms of this Agreement.

     (j)  Section 4.9 of the Purchase Agreement is deleted in its entirety.

     (k) Section 4.13 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          No Transfer of Company Shares.  Except for the transfers of Company
          -----------------------------
          Shares contemplated by Schedule 2.31 hereto, which shall occur on the
                                 -------------
          business day immediately preceding the Closing Date (the "Share Transfers"), unless and until this Agreement shall have been terminated in accordance with its terms, no Stockholder shall directly or indirectly enter into any contract or binding commitment to sell, exchange, deliver, assign, pledge, encumber or otherwise transfer or dispose of any Company Shares, nor shall any Stockholder directly or indirectly enter into any contract or binding commitment or grant any right of any kind to acquire, dispose of, vote or otherwise control in any manner any Company Shares. The Company has accrued or will accrue prior to the Closing Date an amount estimated by the Company to constitute compensation to the Stockholders as a result of the Share Transfers (approximately $10,000,000 in the aggregate).

     (l)  Section 5.3 of the Purchase Agreement is deleted in its entirety.

     (m)  Section 5.5 of the Purchase Agreement is deleted in its entirety.

     (n)  Section 6.3 of the Purchase Agreement is deleted in its entirety.

     (o) Section 7.1 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Offering Document.  The parties shall cooperate in the preparation
          -----------------
          and, if required, filing with the SEC of the Offering Document with respect to the Offering and, in the case of a registration statement under the Securities Act, will use all reasonable efforts to have such registration statement declared effective by the SEC as promptly as practicable.

     (p) Section 7.3 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Tax Returns.  With respect to any tax years ending prior to the
          -----------
          Closing Date (each, a "Pre-Closing Year") and the short tax year
                                 ----------------
          ending as of the Closing Date (the "Short Year"), Marty D. Carter will
                                              ----------
          cause the tax returns to be prepared and, in the event of an IRS audit of (i) the fiscal year ended on October 30, 1997, (ii) any Pre-Closing-Year, or (iii) the Short Year, Mr. Carter, so long as he is an employee of the Company, will represent the Company in such audits. Mr. Carter's representation of the Company in such audits and his preparation of any Pre-Closing Year and the Short Year tax returns will, however, be subject to review and approval by the Company. With respect to any Pre-Closing Year and the Short Year, an election to waive carryback under Section 172(b)(3) of the Code will not be made.

     (q) Section 7.6 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Sale of Real Estate.  The Company has accrued or will accrue prior to
          -------------------
          the Closing Date an amount for payments to certain employees equal to the net proceeds (including following payment of all mortgages) to the Company from the sale of the Charlotte Real Estate (the "Real Estate Bonuses"). The parties hereto agree that the sale of the Charlotte Real Estate shall occur on or subsequent to the Closing Date. Buyer shall pay, or cause the Company to pay, the aggregate amount of the Real Estate Bonuses no later than the ninetieth (90th) day after the end of the calendar month in which the Closing occurs. Subject to the foregoing, the Real Estate Bonuses shall be paid to such employees and in such amounts as the Stockholders' Representative shall designate to Buyer in a schedule delivered no later than ten (10) days prior to the Closing Date.

     (r) Section 7.7 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Tax Refund.  The Company has accrued or will accrue prior to the
          ----------
          Closing Date an amount for payment to certain employees equal to the aggregate amount expected to be received by the Company as refunds with respect to the Company's federal and state income tax returns for the Company's fiscal years ended October 31, 1996, 1997 and 1998. Buyer shall pay, or cause the Company to pay, the actual amount received by the Company as refunds with respect to the Company's federal and state income tax returns for the Company's fiscal years ended October 31, 1996, 1997 and 1998 (the "Tax Refund Bonuses"). The Tax Refund Bonuses shall be paid no later than the date on which the Company has received all state and federal tax refunds which determine the amount of the Tax Refund Bonuses. Subject to the foregoing, the Tax Refund Bonuses shall be paid to such employees and in such amounts as the Stockholders' Representative shall designate to Buyer in a schedule delivered no later than ten (10) days prior to the Closing Date.

     (s) Section 8.1(c) of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Registration Statement.  If Buyer is consummating an initial public
          ----------------------
          offering of shares of common stock, $.01 par value per share, of Buyer ("Buyer Common Stock") to finance the transaction contemplated hereby,
            ------------------
          the registration statement relating to such initial public offering shall have become effective under the Securities Act and no stop order suspending the effectiveness of such registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     (t)  Section 8.1(d) of the Purchase Agreement is deleted in its entirety.

     (u)  Section 8.1(e) of the Purchase Agreement is deleted in its entirety.

     (v)  Section 8.2(a) of the Purchase Agreement is deleted in its entirety.

     (w) Section 8.2(f) of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Opinions of Counsel.  On the Closing Date, Buyer shall have received
          -------------------
          from (i) Moore & Van Allen, PLLC, counsel for the Company, an opinion as of said date, in the form attached hereto as Exhibit E, and (ii) Johnston,
                                               ---------
          Allison & Hord, P.A., counsel for the Stockholders, an opinion as of said date, in the form attached hereto as Exhibit F, which opinions
                                                    ---------
          shall provide that they may be relied upon by the managing underwriters or placement agent of the Offering.

     (x)  Section 8.2(g) of the Purchase Agreement is deleted in its entirety.

     (y) Section 8.2(l)(ii) of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          The Company's historical financial statements shall, in the opinion of Buyer's independent public accountants, be suitable or readily adaptable for incorporation in (A) any Offering Document and (B) annual reports on Form 10-K to be filed by Buyer in the future under the Exchange Act.

     (z) A new Section 8.2(m) is added to the Purchase Agreement to read in its entirety as follows:

          (m) Salary Expense Ratio.  The Company shall have used all
              --------------------
          commercially reasonable efforts to reduce the ratio of aggregate salary expense (including bonus) to aggregate commission income for the Company and its Subsidiaries, excluding the Mid-Atlantic division, to fifty-three percent (53%) or less by the earlier of (i) the Closing Date or (ii) December 31, 1998, and to maintain such level through the Closing Date. For the purposes of this Section 8.2(m), "salary expense" and "commission income" shall be on an annualized basis and shall be based on the Company's most recent estimate of salaries and commissions as provided to Buyer from time to time, including the pro forma adjustments for the contemplated departure of Curt Rogers, Jr. and the contemplated buyout of L.C. Hicks and other associates employed by Rogers-American Company of Florida, Inc.

     (aa) Section 8.3(a) of the Purchase Agreement is deleted in its entirety.

     (bb) Section 8.3(e) of the Purchase Agreement is deleted in its entirety.

     (cc) Section 9.1 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Termination.  At any time prior to the Closing, this Agreement may be
          -----------
          terminated as follows:

               (a) by mutual written consent of all of the parties to this Agreement;

               (b) by the Company or the Stockholders' Representative, provided that neither the Company nor any of the Stockholders is in material breach of this Agreement: (i) if Buyer is in material breach of this Agreement and such breach shall remain uncured for a period of five
          (5) business days after the Company or the Stockholders' Representative, as applicable, shall have given written notice of such breach to Buyer; or (ii) if Buyer shall have explicitly or by conduct repudiated this Agreement and such repudiation shall have remained uncured for a period of five (5) business days after the Company or the Stockholders' Representatives, as applicable, shall have given written notice thereof to Buyer; or (iii) if by November 30, 1998 (the "Termination Date"), any of the conditions in Section 8.1 or Section
           ----------------
          8.3 shall not have been satisfied, complied with or performed in all material respects (unless such failure of satisfaction, noncompliance or nonperformance is the result directly or indirectly of any action or failure to act on the part of the Company or any Stockholder) and the Company and the Stockholders shall not have waived such failure of satisfaction, noncompliance or nonperformance, provided, that in the
                                                         --------
          event that, on or prior to November 30, 1998, Buyer delivers to the Stockholders' Representative a commitment letter from a bona fide third party providing for financing sufficient to fund the Total Consideration, the Termination Date shall be extended to December 31, 1998; or

               (c) by Buyer, provided that Buyer is not in material breach of this Agreement: (i) if the Company or any Stockholder is in material breach of this Agreement and such breach shall remain uncured for a period of five (5) business days after Buyer shall have given written notice of such breach to the Company and, if applicable, such
                                               ---
          Stockholder; or (ii) if the Company or any Stockholder shall have explicitly or by conduct repudiated this Agreement and such repudiation shall have remained uncured for a period of five (5) business days after Buyer shall have given written notice thereof to such party; or (iii) if by November 30, 1998 (the "Termination Date"),
                                                             ----------------
          any of the conditions in Section 8.1 or Section 8.2 shall not have been satisfied, complied with or performed in all material respects (unless such failure of satisfaction, noncompliance or nonperformance is the result directly or indirectly of any action or failure to act on the part of Buyer) and Buyer shall not have waived such failure of satisfaction, noncompliance or nonperformance, provided, that in the
                                                         --------
          event that, on or prior to November 30, 1998, Buyer delivers to the Stockholders' Representative a commitment letter from a bona fide third party providing for financing sufficient to fund the Total Consideration, the Termination Date shall be extended to December 31, 1998.

     (dd) Section 9.3 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Right to Proceed.  Anything in this Agreement to the contrary
          ----------------
          notwithstanding, if any of the conditions specified in Section 8.1 or
          Section 8.2 hereof have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in
          Section 8.1 or Section 8.3 hereof have not been satisfied, the Company and the Stockholders shall have the right to proceed with the transactions contemplated hereby without waiving any of their respective rights hereunder; provided, however, if the condition
                                       --------  -------
          specified in Section 8.2(m) hereof has not been satisfied and Buyer nevertheless proceeds with consummation of the transactions contemplated hereby, Buyer shall have no right to bring a claim based on any failure of the condition contained in Section 8.2(m).

     (ee) Section 10.2(c) of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          (c) any liability of the Company or any Subsidiary for Taxes relating to periods ending on or prior to the Closing or arising from an event or transaction occurring prior to the Closing or as a result of the Closing, including, without limitation, any increase in Taxes due to the unavailability of any loss or deduction claimed by the Company or any Subsidiary, but excluding income Taxes for the Company's short tax year ending on the Closing Date (the "1999 Tax Year"), which is covered in Subsection (d) below;

     (ff) Section 10.2(d) of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          (d) any liability of the Company or any Subsidiary for income Taxes relating to the 1999 Tax Year, or arising from an event or transaction occurring during the 1999 Tax Year, including, without limitation, any increase in Taxes due to the unavailability of any loss or deduction claimed by the Company or any Subsidiary (collectively, "1999 Tax Losses");

     (gg) Sections 10.2(h) and (i) of the Purchase Agreement are deleted in their entirety and are replaced by the following:

          (h) Losses arising out of, resulting from or based upon the litigation currently pending in the Superior Court of Cobb County, State of Georgia, Civil Action File No. 981-8399-34, as disclosed on

          Schedule 2.16 hereto, but only to the extent such Losses exceed
          -------------
          $100,000;

          (i) any liability of the Company or any Subsidiary for misuse, misapplication or improper handling, administration or management of market development or promotional funds or market development or promotional fund accounts, in each case which arises from an event or transaction occurring prior to the Closing; and

     (hh) A new Section 10.2(j) is added to the Purchase Agreement to read in its entirety as follows:

          (j) Losses arising out of, resulting from or based upon the matters set forth in Schedule 10.2 hereto.
                       -------------

     (ii) The penultimate paragraph of Section 10.2 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Claims under clauses (a) through (j) of this Section 10.2 are collectively referred to herein as "Buyer Indemnifiable Claims," and
                                              --------------------------
          Losses in respect of such claims are collectively referred to herein as "Buyer Indemnifiable Losses."
              --------------------------

     (jj) Section 10.3(a) of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Escrow.  Subject to the exceptions set forth in Sections 10.3(c) and
          ------
          10.3(e) below, all Buyer Indemnifiable Claims and Buyer Indemnifiable Losses shall be satisfied solely from the Escrow Amount held in escrow pursuant to the Escrow Agreement.

     (kk) Section 10.3(c) of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          No Limitation on Certain Claims.  Notwithstanding anything herein to
          -------------------------------
          the contrary, Buyer Indemnified Parties (i) shall be entitled to dollar-for-dollar indemnification from the first dollar, (ii) shall not be subject to the Deductible Amount, (iii) shall not be limited to recourse against the Escrow Amount, (iv) shall, to the extent that the Escrow Amount is insufficient to satisfy any Loss, be entitled to claim directly against any Stockholder to the extent of such Stockholder's Proportionate Share of such Loss and (v) shall not be subject to any limitation as to time (except as provided in Section 10.3(d)), in seeking indemnification from the Stockholders with respect to any of the following:

               (i) Losses involving a breach by the Company or any Stockholder of any of the representations and warranties contained in Sections 2.3, 2.8 (other than Taxes relating to the 1999 Tax Year, which are addressed in Section 10.3(e)) and 3.1; or

               (ii) Buyer Indemnifiable Losses described in Sections 10.2(a),
          (c), (f) and (i).

               In addition, notwithstanding anything herein to the contrary, Buyer Indemnifiable Losses arising under Section 10.2(j) (including for this purpose only costs and expenses of the Stockholders as the indemnifying parties in conducting a defense pursuant to Section 10.6(b), which costs and expenses shall be paid out of the Escrow Amount) shall not be subject to the Deductible Amount and shall be indemnifiable from the first dollar.

     (ll) Section 10.3(e) of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          1999 Tax Losses.  Notwithstanding anything in this Section 10.3 to the
          ---------------
          contrary, Buyer Indemnifiable Losses described in Section 10.2(d) shall be indemnifiable as follows:

               (i) an amount of such Buyer Indemnifiable Losses equal to the aggregate amount of the Tax Refund Bonuses shall be indemnified from the first dollar without regard to the Deductible Amount by recourse to the Escrow Amount and, to the extent that the Escrow Amount is insufficient to satisfy any Loss, the Buyer Indemnified Parties shall be entitled to claim directly against any Stockholder to the extent of such Stockholder's Proportionate share of such Loss;

               (ii) if such Buyer Indemnifiable Losses exceed the aggregate amount of the Tax Refund Bonuses, the first $400,000 of such excess shall not be subject to indemnification hereunder; and

               (iii) if such Buyer Indemnifiable Losses exceed the aggregate amount of the Tax Refund Bonuses by more than $400,000, such excess over $400,000 shall be indemnified by recourse to the Escrow Amount and, to the extent that the Escrow Amount is insufficient to satisfy any Loss, the Buyer Indemnified Parties shall be entitled to claim directly against any Stockholder to the extent of such Stockholder's Proportionate share of such Loss, subject to an aggregate limit of $1,550,000.

     (mm) Section 11.1 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Alternative Structure.  Notwithstanding anything to the contrary
          ---------------------
          contained in this Agreement, prior the Closing, Buyer shall be entitled to revise the structure of the sale of the Company Shares and related transactions provided that each of the transactions describing such revised structure shall (a) not change the amount of consideration to be received by such Stockholders, (b) be capable of consummation in as timely a manner as the structure contemplated herein, (c) not change adversely the tax consequences to the Stockholders of the sale of the Company Shares and (d) not otherwise be prejudicial to the interests of Stockholders or employees of the Company. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

     (nn) Section 11.10 to the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Publicity and Disclosures.  No press releases or public disclosure,
          -------------------------
          either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Buyer and the Company. Notwithstanding the foregoing, neither the filing nor distribution of any Offering Document (or any other document filed with any public official in connection with the Offering), nor the distribution of the related prospectus (whether in preliminary or final form), nor any selling activity conducted by Buyer, the underwriters or any placement agent in connection with the Offering, including without limitation those conducted as part of the so-called road show, shall be construed as press releases or public disclosure requiring the prior approval of the Company.

     (oo) Schedule 2.31 (Transfer of Shares) to the Purchase Agreement is deleted in its entirety and is replaced by Schedule 2.31 attached hereto.

     (pp) A new Schedule 10.2 is added to the Purchase Agreement to read in its entirety as Schedule 10.2 attached hereto.

     (qq) Exhibit A (List of Stockholders) to the Purchase Agreement is deleted in its entirety and is replaced by Exhibit A attached hereto.

     (rr) Exhibit B (Allocation of Total Consideration) to the Purchase Agreement is deleted in its entirety and is replaced by Exhibit B attached hereto.

     (ss) Exhibit C (Form of Indemnification Escrow Agreement) to the Purchase Agreement is deleted in its entirety and is replaced by Exhibit C attached hereto.

     (tt) Exhibit D (Form of Registration Rights Agreement) to the Purchase Agreement is deleted in its entirety.

     (uu) Exhibit G (Form of Employment and Noncompetition Agreement) to the Purchase Agreement is deleted in its entirety and is replaced by Exhibit G attached hereto.

     (vv) Exhibit I (Form of Opinion of Goodwin, Procter & Hoar LLP) to the Purchase Agreement is deleted in its entirety and is replaced by Exhibit I attached hereto.

     Except as expressly amended hereby, the Purchase Agreement remains in full force and effect in accordance with its terms.

     Section 2.     Governing Law.  This Amendment shall be construed under and
                    -------------
governed by the internal laws of North Carolina without regard to its conflict of laws provisions.

     Section 3.     Counterparts.  For the convenience of the parties, this
                    ------------
Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.


                  [Remainder of page intentionally left blank]

                                     12-A

     IN WITNESS WHEREOF the parties hereto have caused this Amendment to be executed as of the date set forth above by their duly authorized representatives.


                                    MERKERT AMERICAN CORPORATION

                                       /s/ James L. Monroe
                                    By:_________________________________
                                      James L. Monroe
                                      President


                                    ROGERS-AMERICAN COMPANY, INC.

                                       /s/ Curtis L. Rogers, Jr.
                                    By:_________________________________
                                      Curtis L. Rogers, Jr.
                                      Chairman/CEO


                                    STOCKHOLDERS' REPRESENTATIVE

                                    /s/ Curtis L. Rogers, Jr.
                                    ____________________________________
                                    Curtis L. Rogers, Jr., as
                                    Stockholder Representative

                                     12-B

     STOCKHOLDERS
     ------------


     /s/ John L. Brady, Sr.
     _________________________________
     John L. Brady, Sr.
     14812 Hickory View Lane
     Charlotte, NC 28273


     /s/ Danny L. Broadwater
     __________________________________
     Danny L. Broadwater
     2964 Harlinsdale Drive
     Rock Hill, SC 29730


     /s/ Marty D. Carter
     __________________________________
     Marty D. Carter
     11402 Pine Valley Club Drive
     Charlotte, NC 28277


     /s/ Thomas S. Fincher
     __________________________________
     Thomas S. Fincher
     8932 Magnolia Chase Circle
     Tampa, FL 33647


     /s/ Douglas H. Holstein
     __________________________________
     Douglas H. Holstein
     5710 Providence Country Club Drive
     Charlotte, NC 28277


     /s/ E. Ray Johnson
     __________________________________
     E. Ray Johnson
     10721 Alexander Hill Drive
     Charlotte, NC 28277


     /s/ Robert J. Maccubbin, Sr.
     __________________________________
     Robert J. Maccubbin, Sr.
     2138 Granada Drive
     Charlotte, NC 28270

     /s/ Robert J. Maccubbin, Jr.
     __________________________________
     Robert J. Maccubbin, Jr.
     2226 Vernon Drive
     Charlotte, NC 28211

     /s/ Michael G. Macalka
     ___________________________________
     Michael G. Macalka
     103 Pine Straw Way
     Greenville, SC 29607


     /s/ Steven C. Reese
     ____________________________________
     Steven C. Reese
     #10 Harvest Court
     Greenville, SC 29602


     /s/ Curtis L. Rogers, Jr.
     __________________________________
     Curtis L. Rogers, Jr.
     4601 Kuykendall Road
     Charlotte, NC 28277

     /s/ Curtis L. Rogers, III
     __________________________________
     Curtis L. Rogers, III
     5014 West Leona Street
     Tampa, FL  33629

                                   EXHIBIT A
     [as amended, pursuant to Amendment No. 1 to Stock Purchase Agreement]

                             LIST OF STOCKHOLDERS
                             --------------------


Name of Stockholder      Current        Closing        Percentage of Outstanding
                        Ownership      Ownership         Common Stock Owned at
                                                                Closing
--------------------------------------------------------------------------------
Curtis L. Rogers, Jr.      580           339.22                  35.498%

Robert J. Maccubbin,       289           149.10                  15.603%
Sr.

John L. Brady, Sr.          10            46.60                   4.876%

Danny L. Broadwater         10            46.60                   4.876%

Marty D. Carter             10            46.60                   4.876%

Thomas S. Fincher           10            46.60                   4.876%

Douglas H. Holstein         14           137.92                  14.433%

E. Ray Johnson              10            46.60                   4.876%

Robert J. Maccubbin,        10            46.60                   4.876%
Jr.

Curtis L. Rogers, III       10            46.60                   4.876%

Michael G. Macalka        1.35             1.64                   0.172%

Steven C. Reese           1.25             1.52                   0.159%
                        ------           ------                  -------

     TOTAL:             955.60           955.60                  100.00%

                                   EXHIBIT B
                                   ---------
     [as amended, pursuant to Amendment No. 1 to Stock Purchase Agreement]


            ALLOCATION OF TOTAL CONSIDERATION/1/ AMONG STOCKHOLDERS

                         ROGERS-AMERICAN COMPANY, INC.

                                             TOTAL                  PROPORTIONATE
                               CASH      CONSIDERATION    ESCROW      SHARE/2/
---------------------------------------------------------------------------------
Danny L. Broadwater         $ 1,250,000    $ 1,250,000  $   75,832          4.892%
---------------------------------------------------------------------------------
John L. Brady, Sr.            1,250,000      1,250,000      75,832          4.892%
---------------------------------------------------------------------------------
E. Ray Johnson                1,250,000      1,250,000      75,832          4.892%
---------------------------------------------------------------------------------
Marty D. Carter               1,250,000      1,250,000      75,832          4.892%
---------------------------------------------------------------------------------
Curtis L. Rogers, III         1,250,000      1,250,000      75,832          4.892%
---------------------------------------------------------------------------------
Robert J. Maccubbin, Jr.      1,250,000      1,250,000      75,832          4.892%
---------------------------------------------------------------------------------
Thomas S. Fincher             1,250,000      1,250,000      75,832          4.892%
---------------------------------------------------------------------------------
Douglas H. Holstein           3,700,000      3,700,000     224,462         14.481%
---------------------------------------------------------------------------------
Curtis L. Rogers, Jr.         9,100,000      9,100,000     552,054         35.616%
---------------------------------------------------------------------------------
Robert J. Maccubbin, Sr.      4,000,000      4,000,000     242,660         15.656%
---------------------------------------------------------------------------------
Michael G. Macalka               44,135         44,135         N/A            N/A
---------------------------------------------------------------------------------
Steven C. Reese                  40,865         40,865         N/A            N/A
---------------------------------------------------------------------------------
                   Total    $25,635,000    $25,635,000  $1,550,000            100%
---------------------------------------------------------------------------------

______________________

     /1/ The amounts set forth under cash are subject to reduction pursuant to the terms and provisions of Sections 1.2 and 1.8 of the Purchase Agreement, as amended by the Amendment.

     /2/  Excludes consideration allocated to Macalka and Reese.